Exhibit 21 Subsidiaries of the Registrant

SUBSIDIARIES

Incorporation/Organization	Jurisdiction of
Chen & McGinley LLC	Pennsylvania
Direct Resources Scotland, Ltd.	Scotland
eJiva, Inc.	Pennsylvania
iGate Mastech, Inc. (f/k/a Mastech Emplifi, Inc.)	Pennsylvania
itiliti, LLC (f/k/a Ex-tra-Net Applications, Inc.)	Pennsylvania
Global Financial Services of Nevada	Nevada
iGate Capital Management, Inc.	Pennsylvania
RedBrigade Limited	United Kingdom
RedBrigade Holdings Limited	United Kingdom
RedBrigade Europe Limited	United Kingdom
RedBrigade, Inc. (f/k/a iGate Europe, Inc.)	Pennsylvania
RedBrigade Finland Oy	Finland
RedBrigade SA Proprietary Limited	South Africa
RedBrigade SW AB	Sweden
RedBrigade Ire Limited	Ireland
RedBrigade UK Limited	United Kingdom
iGate Holding Corporation	Delaware
iGate Management, Inc.	Pennsylvania
Highgate Venture Management, LLC (f/k/a iGate Venture Management, LLC)	Pennsylvania
Highgate Venture Partners I, L.P. (f/k/a iGate Venture Partners I, L.P.)	Delaware
iGate Ventures, Inc.	Delaware
Highgate Ventures I, L.P. (f/k/a iGate Ventures I, L.P.)	Delaware
iGate Ventures Holding Corporation	Delaware
Mastech Application Services, Inc.	Pennsylvania
Mastech Asia Pacific (NT) Pty. Ltd.	Australia
Mastech Asia Pacific Pty. Ltd.	Australia
iGate Mastech Ltd.	Canada
MobileHelix, Inc.	Georgia
iGate, Inc. (f/k/a Mastech Systems Corporation)	Pennsylvania
iGate Global Solutions Ltd. (f/k/a Mascot Systems Limited)	India
Mastech Trademark Systems, Inc.	Delaware
MC Computer Services Pty. Ltd.	Australia
Quantum Group, Inc.	Delaware
Quantum Information Resources, Inc.	New York
Jobcurry Systems Private Limited	India
Symphoni Holdings, Inc.	Delaware
Symphoni Interactive, LLC	Delaware
Synerge Holding, Inc.	Delaware
iGate Clinical Research International Inc. (f/k/a iGate Clinical Research Management Inc.)	Pennsylvania
Diagno Search Ltd.	India
Aqua Regia Tech. Ltd.	India
IT&T Services Ltd.	India
iGate Global Process Outsourcing Ltd.	India
Mascot Malaysia Sdn. Bhd.	Malaysia
Mascot Systems GmbH	Germany
Quintant Services Ltd.	India
Mascot Systems (Wuxi) Company Ltd.	China
Escend Technologies, Inc. 12%	iGate Ventures I, L.P.
Scansoft, Inc. (less than) 1%	iGate Ventures I, L.P.
Brainbench, Inc. (less than) 1%	iGate Ventures I, L.P.
Bluewater Information Convergence Inc. L.P. (less than) 1%	iGate Ventures I, L.P.
Xpede, Inc. 3.8%	iGate Ventures I, L.P
Air2Web	Georgia